Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

333 South Hope Street Suite 2525 Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

ALPHABET INC.

(Exact name of obligor as specified in its charter)

Delaware	61-1767919
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1600 Amphitheatre Parkway Mountain View, California	94043
(Address of principal executive offices)	(Zip code)

Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”).

1.

A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No.333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No.333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-229762).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, and State of Texas, on the 27th day of May, 2026.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Peggy Guel
Name: Peggy Guel
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 333 South Hope Street, Suite 2525, Los Angeles, CA 90071

At the close of business March 31, 2026, published in accordance with Federal regulatory authority instructions.

Dollar amounts in thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	42,494
Interest-bearing balances	262,835
Securities:
Held-to-maturity securities	0
Available-for-sale debt securities	99,817
Equity securities with readily determinable fair values not held for trading	0
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases held for investment	0
LESS: Allowance for credit losses on loans and leases	0
Loans and leases held for investment, net of allowance	0
Trading assets	0
Premises and fixed assets (including right-of-use assets)	12,469
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets	856,313
Other assets	117,808

Total assets	$1,391,736

LIABILITIES
Deposits:
In domestic offices	1,071
Noninterest-bearing	1,071
Interest-bearing	0
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	277,214
Total liabilities	278,285
Not applicable
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	108,610
Not available
Retained earnings	1,003,856
Accumulated other comprehensive income	-15
Other equity capital components	0
Not available
Total bank equity capital	1,113,451
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,113,451

Total liabilities and equity capital	1,391,736

I, Natalie Bobnar, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Natalie Bobnar  )    CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Elizabeth Lyndon, Managing Director	)
Kevin C. Weeks, President	)	Directors (Trustees)
Fernando A. Costa, Managing Director	)